Exhibit 99.1
CHINA HEALTHCARE ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
China Healthcare Acquisition Corp.
We have audited the accompanying balance sheets of China Healthcare Acquisition Corp. (a development stage company) as of May 9, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from January 1, 2007 to May 9, 2007, the period from June 7, 2006 (inception) to December 31, 2006 and the cumulative period from June 7, 2006 (inception) to May 9, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Healthcare Acquisition Corp. as of May 9, 2007 and December 31, 2006, and the results of its operations and its cash flows for the period from January 1, 2007 to May 9, 2007, the period from June 7, 2006 (inception) to December 31, 2006 and the cumulative period from June 7, 2006 (inception) to May 9, 2007 in conformity with United States generally accepted accounting principles.
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
May 18, 2007

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)
BALANCE SHEETS

		December 31,
	May 9, 2007	2006

Current Assets

Cash	$215,687	$49,349

Cash in Trust	57,370,235	—

Prepaid expense	16,125	—

Total Current Assets	57,602,047	49,349

Deferred tax asset, net	3,093	—

Deferred offering costs	—	331,479

TOTAL ASSETS	$57,605,140	$380,828

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities

Accrued expenses	$59,741	$208,828

Due to stockholder	16,375	—

Deferred underwriting fees	2,133,867	—

Other payable	2,000	—

Taxes payable	53,611	—

Notes payable to stockholder	150,000	150,000

TOTAL LIABILITIES	2,415,594	358,828

Common Stock, subject to possible redemption, 1,949,335 shares at redemption value	11,029,265	—

COMMITMENTS
STOCKHOLDERS’ EQUITY

Preferred stock — $.0001 par value; 1,000,000 authorized,; 0 issued and outstanding	—	—
Common stock — $.0001 par value; 50,000,000 shares authorized; 11,876,555 issued and outstanding (which include 1,949,335 shares subject to possible redemption) and 2,500,000 shares, respectively	1,188	250

Additional paid-in capital	44,114,542	24,750

Income (deficit) accumulated during the development stage	44,551	(3,000)

Total Stockholders’ Equity	44,160,281	22,000

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$57,605,140	$380,828

The accompanying notes should be read in conjunction with the financial statements

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)
STATEMENTS OF OPERATIONS

			Period from June 7, 2006
	Period from January 1, 2007	Period from June 7, 2006 (inception)	(inception)
	to May 9, 2007	to December 31, 2006	to May 9, 2007 (cumulative)
Interest Income	$104,167	$—	$104,167

Formation and operating costs	5,298	3,000	8,298
Delaware franchise tax	21,912	—	21,912

Income (loss) before income taxes	76,957	(3,000)	73,957
Provision for income taxes	29,406	—	29,406

Net income (loss)	$47,551	$(3,000)	$44,551

Net income (loss) per share (basic and diluted)	$0.02	$(0.00)	$0.02

Weighted average number of shares outstanding (basic and diluted)	3,147,299	2,500,000	2,747,779
The accompanying notes should be read in conjunction with the financial statements

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)
STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from June 7, 2006 (inception) to May 9, 2007

				Income (deficit)
				accumulated
				during the
	Common Stock		Additional	development	Total Stockholders’
	Shares	Amount	paid-in Capital	stage	Equity

Issuance of common stock to founders and insiders on June 7, 2006 at $.01 per share	2,500,000	$250	$24,750	—	$25,000

Net Loss				(3,000)	(3,000)

Balance at December 31, 2006	2,500,000	250	24,750	(3,000)	22,000

Surrender and cancellation of 375,000 shares of common stock by initial stockholders on January 24, 2007	(375,000)	(37)	37	—	—

Sale of 3,000,000 private placement warrants to the Chairman of the Board of Directors	—	—	1,500,000	—	1,500,000

Sale of 8,500,000 units, net of underwriters discount and offering expenses (1,699,150 shares subject to possible redemption)	8,500,000	850	46,447,635	—	46,448,485

Proceeds from issuance of underwriter’s option	—	—	100	—	100

Sale of 1,251,555 Units, underwriter’s over-allotment option, net of underwriter’s discount (250,185 shares subject to possible redemption)	1,251,555	125	7,171,285	—	7,171,410

Proceeds subject to possible redemption of 1,949,335 shares	—	—	(11,029,265)	—	(11,029,265)

Net income for the period from January 1 to May 9, 2007	—	—	—	47,551	47,551

Balance at May 9, 2007	11,876,555	$1,188	$44,114,542	$44,551	$44,160,281

The accompanying notes should be read in conjunction with the financial statements

CHINA HEALTHCARE ACQUISITION CORP.
(a development stage company)
STATEMENT OF CASH FLOWS

			Period from
		Period from June	June 7, 2006
	Period from	7, 2006 (inception)	(inception)
	January 1, 2007 to	to December 31,	to May 9, 2007
	May 9, 2007	2006	(cumulative)

Cash Flows from Operating Activities
Net income (loss)	$47,551	($3,000)	$44,551

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred taxes	(3,093)	—	(3,093)
Changes in:
Tax payable	53,611	—	53,611
Prepaid expense	(16,125)	—	(16,125)
Accrued interest on money market trust account	(62,433)	—	(62,433)
Other payable	2,000	—	2,000

Net cash provided by (used in) operating activities	21,511	(3,000)	18,511

Cash Flows from Investing Activities
Cash held in Trust Fund	(57,307,802)	—	(57,307,802)

Net Cash used in investing activities	(57,307,802)	—	(57,307,802)

Cash Flows from Financing Activities
Gross Proceeds from issuance of common stock	51,000,000	—	51,000,000
Gross Proceeds from issuance of warrants	1,500,000	—	1,500,000
Gross Proceeds from issuance of underwriter’s purchase option	100	—	100
Gross Proceeds from underwriter’s over-allotment	7,509,330	—	7,509,330
Proceeds from issuance of common stock	—	25,000	25,000
Advances from stockholder	16,375	—	16,375
Proceeds from stockholder’s note payable	150,000	150,000	300,000
Repayment of stockholder’s note payable	(150,000)	—	(150,000)
Payment of costs of public offering	(2,573,176)	(122,651)	(2,695,827)

Net cash provided by financing activities	57,452,629	52,349	57,504,978

Net increase in cash	166,338	49,349	215,687
Cash — beginning of period	49,349	—	—

Cash — end of period	$215,687	$49,349	$215,687

Supplemental schedule of non-cash financing activity:
Accrual of offering costs	$59,741	$208,828	$59,741
Accrual of deferred underwriting fees	$2,133,867	—	$2,133,867

Total	$2,193,608	$208,828	$2,193,608

The accompanying notes should be read in conjunction with the financial statements.

CHINA HEALTHCARE ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
May 9, 2007
Note 1 — Summary of Significant Accounting Policies
     Nature of Business
          China Healthcare Acquisition Corp. (also hereinafter referred to as “CHAC” or the “Company”) was incorporated in Delaware on June 7, 2006 for the purpose of acquiring an operating business.
     Development stage company
          As of May 9, 2007, the Company had not yet commenced any operations. All activity through May 9, 2007 relates to the Company’s formation and the public offering described below. The Company has selected December 31 as its fiscal year end.
          The registration statement for the Company’s initial public offering (“Offering”) was declared effective April 19, 2007. The Company’s ability to commence operations was contingent upon obtaining adequate financial resources through a public offering of up to 8,500,000 units (“Units”) which is discussed in Note 4 below. This Offering was consummated on April 25, 2007 and the Company received net proceeds of $46,448,485. Additionally on May 9, 2007, the Company received net proceeds of $7,171,410 from the sales of $1,251,555 Units in conjunction with the exercise of the underwriters’ over-allotment option by the underwriters. Preceding the consummation of the Offering on April 25, 2007, the Chairman of the Board of Directors of the Company purchased an aggregate of 3,000,000 warrants at $0.50 per warrant from the Company in a private placement (the “Private Placement”). The warrants sold in the Private Placement were identical to the warrants sold in the Offering, but the Chairman has waived his rights to receive any distribution on liquidation in the event the Company does not complete a business combination (as described below). The Company received net proceeds from the Private Placement of the warrants of $1,500,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds, although substantially all of the net proceeds are intended to be generally applied toward consummating a business combination with an operating business that has operations in China (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, and the exercise of the over-allotment option by the underwriters, $57,307,802, including $2,133,867 of deferred underwriting fees described in Note 4, was placed in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. At May 9, 2007, the value of the Trust Account amounted to approximately $57,370,000. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Chairman has agreed that he will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account (excluding interest) are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations. Expenses related to investigation and selection of a target company and negotiation of an agreement to effect a Business Combination will be paid, prior to a Business Combination only from interest earned on the principal in the trust account up to an aggregate of $1,200,000, net of income taxes. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.
          With respect to a Business Combination which is approved and consummated, any Public Stockholder who votes against the Business Combination may contemporaneously demand that the Company convert his or her shares. We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in the Offering and the exercise of the over-allotment option vote against the business combination and exercise their conversion rights. Accordingly, if public shareholders owning a majority of the shares sold in the Offering and the exercise of the over-allotment option approve a Business Combination, we may effect that Business Combination even if public stockholders owning up to approximately 19.99% of the shares sold in both the Offering and through the exercise of the over-allotment option exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 19.99% of the 9,751,555 shares of common stock sold in the Offering and the exercise of the over-allotment option, or 1,949,335 shares of common stock, at an initial per-share conversion price of approximately $5.88, including a portion of the deferred underwriting fee, without taking into account interest earned on the trust account, if we choose to pursue the Business Combination and such Business Combination is completed.
          We must complete a Business Combination with a fair market value of at least 80% of our net assets (excluding the non-accountable expense allowance and the deferred portion of the underwriting discount held in the trust account for the benefit of the underwriters) at the time of acquisition within 24 months after the consummation of the Offering. If we fail to consummate a Business Combination within the required time frame, we will be forced to liquidate our assets. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 4).
     Concentration of Credit Risk
          Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes that Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.
     Use of estimates
          The preparing of financial statements in conformity with accounting principles generally accepted in United State of America requires management to makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
     Recent Accounting Standards
          In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, an interpretation of FASB Statement No. 109 (“FIN 48”), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is “more likely than not” that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material effect on its financial condition or results of operations.
          Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.
     Net loss per share
          Loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted net income per share reflects the additional dilution for all potentially dilutive securities such as stock warrants and options.
          The effect of the 19,503,110 outstanding warrants issued in connection with the Offering and over-allotment, the 3,000,000 outstanding warrants issued in connection with the private placement and the 500,000 units included in the underwriter’s purchase option has not been considered in diluted loss per share since the warrants and options are contingently exercisable.

     Deferred Income Taxes
          Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.
Note 2 — Notes Payable to Stockholder
          The Company issued a $150,000 unsecured promissory note to its Initial Stockholder on April 25, 2007. This note replaced the original note of $150,000 executed by an initial stockholder on June 12, 2006. The note bears simple interest at 4% per annum and the principal and interest expense will be paid from interest earned on the Trust Account. The note is payable on earlier of April 25, 2008, or the consummation of a Business Combination. Due to the short-term nature of the note, the fair market value approximates the carrying amount.
Note 3 — Stockholders’ Equity
          The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preference as may be determined from time to time by the Board of Directors. At inception, CHAC issued 2,500,000 shares of common stock for $25,000 in cash. In January 2007, the Initial Stockholders surrendered 375,000 shares for cancellation.
Note 4 —Initial Public Offering
          On April 25, 2007, the Company sold 8,500,000 Units at $6 per Unit. Additionally, an over-allotment of 1,251,555 Units was sold on May 9, 2007 at $6.00 per Unit. Each Unit consists of one share of common stock and two redeemable common stock purchase warrants. In connection with the initial public offering, the Company paid to the underwriters a fee equal to 3.25% ($1,657,500) of the gross proceeds of the initial public offering. Underwriting fees without non-accountable expenses from the over-allotment of $244,053 was paid to the underwriters on May 9, 2007. The underwriters have agreed to defer additional fees equal to 4.00% of the gross proceeds of the initial public offering before the over-allotment option and 1.25% of the gross proceeds of the over-allotment option (approximately $2,133,867) and deposit them into the Trust Account until the consummation of a Business Combination. Upon the consummation of a Business Combination, we will pay such deferred underwriting discount and non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. Approximately 90 days after the effective date or earlier, at the discretion of the representative of the underwriters, the warrants will separate from the units and begin to trade.
          After separation, each warrant will entitle the holder to purchase one share of common stock at an exercise price of $5.00. The warrants have a life of five years after which they will expire. The Company has a right to redeem the warrants at $0.01 per warrant, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company redeems the warrants, the holder will either have to exercise the warrants by purchasing the common stock from the Company for $5.00 or sell the warrants, or the warrants will be redeemed. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed. The Company has determined that the warrants should be classified in stockholders’ equity upon their issuance in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.
          In addition, the Company has sold to the underwriters for $100, an option to purchase up to a total of 500,000 Units. This option was issued upon the closing of the Offering. The units that would be issued upon exercise of this option are identical to those offered in the Offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per Unit commencing on the later of one year from the effective date or the consummation of a Business Combination and may be exercised on a cashless basis. The option will have a life of five years from the effective date. The Company will have no obligation to net cash settle the exercise of the option or the warrants underlying the option. The holder of the option will not be entitled to exercise the option or the warrants underlying the option unless a registration statement covering the securities underlying the option is effective or an exemption from registration is available. If the holder is unable to exercise the option or underlying warrants, the option or warrants, as applicable, will expire worthless.
          The sale of the option has been accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1,742,500 for the option to the underwriters, using an expected life of five years, volatility of 72.36% and a risk-free interest rate of 4.39%.
          The volatility calculation of 72.36% for the option to the underwriters is based on the average volatility of a basket of similar companies with similar capitalization sizes that trade in the United States. Because CHAC does not have a trading history, CHAC needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. CHAC’s management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for CHAC’s common stock. Utilizing a higher volatility would have had the effect of increasing the implied value of the option.
Note 5 — Commitments
          The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $5,000 per month commencing on April 19, 2007.
          Included in the statement of operations for the period from January 1, 2007 through May 9, 2007 is $5,000 representing the management fees relating to such services.
          The Initial Stockholders shall be entitled to registration rights with respect to their founding shares pursuant to an agreement signed prior to the effective date of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Offering. In addition, the Initial Stockholders has certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.
          Our Chairman has agreed to purchase, or cause its affiliate to purchase, up to $8 million of the Company’s common stock in the open market, commencing on the later of (a) ten business days after the Company files a Current Report on Form 8-K announcing a definitive agreement for an initial Business Combination or (b) 60 calendar days after the end of the restricted period under Regulation M, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such Business Combination is to be voted upon by the Company’s stockholders. Our chairman has agreed to vote all such shares of common stock purchased in the open market in favor of the Company’s initial Business Combination.
Note 6 — Income Taxes
     The components of the provision for income taxes are as follows:

	May 9, 2007	December 31, 2006
Current:
Federal taxes	$25,219	$—
State taxes	7,280	—

Deferred:

Federal taxes	(3,093)	—

Total provision for income taxes	$29,406	$—

The tax effect of temporary differences that give rise to the deferred tax asset is as follows:

	May 9, 2007	December 31, 2006
Expenses deferred for income tax purposes	$3,625	$1,000
Valuation allowance	(532)	(1,000)

Total deferred tax asset	$3,093	$—

The total provision for income taxes differs from that amount which would be computed by applying the U.S. Federal income tax rate to income before provision for income taxes as follow:

	May 9, 2007	December 31, 2006
Statutory Federal income tax rate	34%	(34%)
Effective California income tax rate	5.0%
Increase (decrease) in valuation allowance	(0.8%)	34%

Effective income tax rate	38.2%	—%